Exhibit 99.2

Ericsson Announces Agreement to Acquire Envivio, Inc.

Shareholders to receive $4.10 per share in cash in transaction valued at approximately $125 million

SAN FRANCISCO, Calif., September 10, 2015 — Envivio, Inc. (Nasdaq:ENVI), a leading provider of software-based video processing and delivery solutions, today announced that it has entered into a definitive agreement to be acquired by Ericsson, a provider of communications technology and services.

“The uniting of Envivio’s pioneering software solutions and Ericsson’s strength in the marketplace is a great combination for our customers and stockholders,” said Julien Signès, founder and CEO of Envivio. “Ericsson shares a similar vision for the future of video processing and shift to software defined and virtualized encoding solutions. Ericsson brings tremendous resources, a broad product and solutions portfolio and reach that will accelerate the adoption of Envivio’s software-based video solutions.”

As part of Ericsson’s TV and Media business, Envivio will continue to work with its customers and partners to develop its current software based video solutions for video processing, delivery and monetization. Envivio’s customers will be able to rely on the global stability and scale and the strong commitment of Ericsson in the TV and Media business with access to Ericsson’s full portfolio of products, solutions, and global services expertise.

“Our consumer research clearly shows that viewers are demanding TV on their terms on any device, and expecting experiences that continually evolve,” said Per Borgklint, Senior Vice President and Head of Business Unit Support Solutions at Ericsson. “We are committed to offering our customers a clear path towards fully agile cloud agnostic platforms that delight TV consumers. I look forward to welcoming the market leader in pure software-defined video encoding, processing, and packaging into Ericsson. The combination will strengthen our encoding position with both custom silicon and pure software encoding, delivering performance and flexibility.”

Under the terms of the definitive agreement, Ericsson will commence a cash tender offer to purchase all of Envivio’s outstanding shares, with a merger following the completion of the tender offer which would result in all shares not tendered in the tender offer being converted into the right to receive $4.10 per share. Certain of Envivio’s major stockholders, collectively owning approximately 34 percent of Envivio’s outstanding common stock, have entered into a tender and support agreement with Ericsson committing to tender all of their Envivio shares in the tender offer and to vote in favor of the merger. The acquisition is expected to close in the fourth quarter of 2015, subject to customary closing conditions.

The board of directors of Envivio has unanimously agreed to recommend that Envivio’s stockholders tender their shares to Ericsson in the tender offer.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Envivio’s Current Report on Form 8-K, which will be filed in connection with this transaction.

About Envivio

Envivio (NASDAQ:ENVI) is a global market leader and innovator of video software solutions that are trusted by video service providers and content companies worldwide to power stunning video quality and captivating, personalized experiences to our millions of viewers on any device, over any network. Leveraging our pioneering and technically superior virtualized video delivery solutions, we enable video operators of any size to increase revenues and reduce costs while uniquely providing the best-in-class quality, reliability, efficiency, and scalability to support the new age of video anywhere. Envivio is headquartered in San Francisco, California with offices worldwide in France, China and Singapore. Visit www.envivio.com for more information, or connect with us on LinkedIn.

About Ericsson

Ericsson (NASDAQ:ERIC) is the driving force behind the Networked Society—a world leader in communications technology and services. Our long-term relationships with every major telecom operator in the world allow people, business and society to fulfill their potential and create a more sustainable future.

Our services, software and infrastructure - especially in mobility, broadband and the cloud - are enabling the telecom industry and other sectors to do better business, increase efficiency, improve the user experience and capture new opportunities.

With approximately 115,000 professionals and customers in 180 countries, we combine global scale with technology and services leadership. We support networks that connect more than 2.5 billion subscribers. Forty percent of the world’s mobile traffic is carried over Ericsson networks. And our investments in research and development ensure that our solutions- and our customers - stay in front.

Founded in 1876, Ericsson has its headquarters in Stockholm, Sweden. Net sales in 2014 were SEK 228.0 billion (USD 33.1 billion). Ericsson is listed on NASDAQ OMX stock exchange in Stockholm and the NASDAQ in New York.

Important Additional Information

The tender offer for the outstanding common stock of Envivio has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Envivio common stock. At the time the tender offer is commenced, Ericsson will file a tender offer statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the Securities and Exchange Commission (the “SEC”), and Envivio will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. Envivio’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the tender offer and the associated transactions that are filed with the SEC, carefully and in their entirety when they become available, and as they may be amended from time to time, because they will contain important information about the tender offer that Envivio’s stockholders should consider prior to making any decisions with respect to the tender offer. Once filed, stockholders of Envivio will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov or by directing a request to Ericsson, Investor Relations, +46 10 719 00 00 or e-mail: investor.relations@ericsson.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipated benefits of the proposed acquisition of Envivio by Ericsson, the potential impact to Envivio’s customers of the proposed acquisition of Envivio and other statements relating to the combined entity following the proposed acquisition. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following, general economic risks; execution risks with acquisitions; closing conditions; risks associated with sales not materializing based on a change in circumstances; disruption to sales following acquisitions; increasing competitiveness in the video processing and delivery market; ability to retain key personnel from the acquisition, unexpected changes in Envivio’s business, the loss of significant customers, changes in capital spending in the markets Envivio serves, the failure of Envivio’s target markets to develop as anticipated, disruption with existing channel partners, unpredictable sales cycles, fluctuations in operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer or customers, the loss of a key supplier or suppliers, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s Quarterly Report on Form 10-Q for the three months ended April 30, 2015 and other SEC reports, which can be found at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

CONTACT:

NMN Advisors

Investor Relations

Avelina Kauffman

ir@envivio.com

+1.510.344.2664